CONSENT OF INDEPENDENT AUDITORS

            As independent public accountants, we hereby consent to all references to our firm included in or made a part of this Post-Effective Amendment to Integrity Funds’ Registration Statement on Form N-1A, including the reference to our firm under the heading “Financial Highlights” in the Prospectus.

McCurdy & Associates CPA’s, Inc.
Westlake, Ohio

May 16, 2005